Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 13 May 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in British Telecommunications plc’s Annual Report and Form 20-F for the year ended 31 March 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
London, United Kingdom
June 26, 2015